NEWS FOR IMMEDIATE RELEASE
April 20, 2005      For Further Information Contact:

Paul M. Limbert
President & Chief Executive Officer

or

Robert H. Young
Executive VP & Chief Financial Officer

(304) 234-9000
NASDAQ Trading Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces a 13.5% Increase in First Quarter 2005 Net Income

Wheeling, WV…Paul M. Limbert, President & Chief Executive Officer of WesBanco, Inc., (NASDAQ: WSBC) a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the first quarter.

Net income for the first quarter ended March 31, 2005 increased 13.5% to $11.1 million as compared to $9.8 million for the first quarter of 2004, while diluted earnings per share for the first quarter ended March 31, 2005 were $0.48 compared to $0.49 for 2004, a decrease of 2.0%. The first quarter of 2005 includes Winton Financial Corporation ("Winton"), a $550 million thrift institution acquired on January 3, 2005. The 2004 first quarter results exclude Winton and Western Ohio Financial Corporation ("Western Ohio"), a $400 million savings bank acquired on August 31, 2004. Results for the first quarter of 2005 were 22.7% ahead of the net income of $9.0 million recorded for the fourth quarter of 2004 and diluted earnings per share, as compared to the same period’s $0.43, were up 11.6%.

"WesBanco’s first quarter results were highlighted by an increase in our total assets due to the Winton acquisition, as well as increased revenues that were achieved through continued growth in our net interest income and non-interest income," Mr. Limbert stated. "Our balance sheet growth continues to be led by loan growth in commercial and commercial real estate lending, which grew organically by 13.9% or $140.5 million since the first quarter of 2004 as well as the additional loans acquired in the Winton and Western Ohio mergers. The improvement in credit quality, which began in 2004, continued in the first quarter of 2005, with noted decreases in net charge-offs and the provision for loan losses," said Mr. Limbert.

Highlights for the first quarter of 2005 included:

•
On January 3, 2005, WesBanco completed the acquisition of Winton, which was announced on August 25, 2004. The acquisition was consummated through the exchange of a combination of 2,297,000 shares of WesBanco common stock and cash totaling approximately $42.1 million. For the first quarter ended March 31, 2005, WesBanco recorded approximately $0.5 million in merger-related expenses related to this acquisition and recorded goodwill of $62.7 million and a core deposit intangible of $2.8 million.

•
Net interest income increased $7.2 million or 27.3% over the first quarter of 2004. The net interest margin was 3.51% compared to 3.71% for the first quarter of 2004, due primarily to the acquired institutions having lower net interest margins than WesBanco and overall market conditions, but it was relatively equal on a linked quarter basis to the fourth quarter of 2004 which reflected a net interest margin of 3.52%. WesBanco’s net interest margin was higher than expected in the first quarter of 2005 as core deposit rates have lagged the increases in short-term market interest rates; however, with market rates anticipated to further increase over the course of the year, market competitive factors may result in further margin compression.

•
Non-interest income increased $0.8 million or 8.8% over the first quarter of 2004, primarily from higher service charge revenue on deposit accounts, due to an increase in the number of accounts and an increase in trust revenues.

•
WesBanco’s provision for loan losses was $1.8 million for both the first quarter of 2005 and 2004, while the loan portfolio grew by $1.0 billion or 52.0% over March 31, 2004. The same level of provision was primarily due to the lower risk assets obtained in the two acquisitions, lower delinquencies and non-performing loans and assets, as well as decreased net charge-offs compared to 2004. At March 31, 2005 the allowance for loan loss as a percentage of total loans was 1.09%, down from 1.37% at March 31, 2004 due to the acquired institutions having allowance percentages below 1% as of the acquisition dates, a change in loan mix and improved economic conditions with lower overall charge-offs.

•
Non-interest expense increased $6.0 million or 28.4% over the first quarter of 2004, primarily driven higher by the increase in full-time equivalent employees, salaries, employee benefits and an overall increase in operating costs due to the Winton and Western Ohio acquisitions. Anticipated staffing reductions in the Winton transaction did not occur until after the data processing conversion late in February 2005. Included in salary expense for the first quarter of 2005, was approximately $0.3 million for employees who were terminated as a result of the Winton merger. Cost savings related to the Winton acquisition commenced in March 2005 and are expected to be fully realized by 2006.

•
Total loans increased $1.0 billion or 52.0% between March 31, 2004 and March 31, 2005, due primarily to the Winton and Western Ohio acquisitions, which added approximately $840 million to the loan portfolio as of their respective merger dates, while the remainder of the increase is attributed to continued organic loan growth primarily in the commercial and commercial real estate categories.

•
Total deposits increased $608.7 million or 24.7% between March 31, 2004 and March 31, 2005, due primarily to the Winton and Western Ohio acquisitions, which added approximately $360 million and $255 million, respectively, to WesBanco’s deposits as of their respective merger dates. As a result of the acquisitions, WesBanco’s deposit mix has become more weighted to the time deposit category.

•
In March 2005, WesBanco issued an additional $15.0 million in junior subordinated debt. The proceeds received from the issuance of the trust preferred securities will be used for general corporate purposes, which may include, among other things, share repurchases, potential acquisitions and employee benefit plans.

•	In the first quarter of 2005, WesBanco’s dividend rate was increased 4.0% to $1.04 per share on an annualized basis, up from the previous rate of $1.00 per share.

•
For the quarter ended March 31, 2005, WesBanco repurchased a total of 493,121 shares at an average cost of $27.68 per share. In March 2005, WesBanco’s Board of Directors authorized a new one million share repurchase plan, which is to begin upon completion of the current plan anticipated in the second quarter.

"WesBanco had an exciting first quarter of 2005. We look forward to the remainder of the year, as WesBanco will continue to integrate both the Winton and Western Ohio acquisitions. We will also look for increased efficiencies within our organization and focus on growth in all product lines, as well as focusing the company on new market areas which hold significant promise," said Mr. Limbert.

WesBanco is a multi-state bank holding company with total assets of approximately $4.6 billion, operating through 85 banking offices, 2 loan production offices, and 129 ATMs in West Virginia, Ohio, Pennsylvania and Indiana. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s 2004 Annual Report on Form 10-K, as well as the 10-Q’s for the prior quarters ended September 30, 2004, June 30, 2004 and March 31, 2004, filed with the Securities and Exchange Commission ("SEC"), which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's 2004 Annual Report on Form 10-K filed with the SEC under the section "Risk Factors". Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the businesses of WesBanco and its recent acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the mergers may not be fully realized within the expected timeframes; disruption from the mergers may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

###

See attached financial highlights.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
Statement of income	2005	2004	% Change
Interest income	$54,884	$39,831	37.79%
Interest expense	21,383	13,504	58.35%
Net interest income	33,501	26,327	27.25%
Provision for loan losses	1,843	1,800	2.39%

Net interest income after provision for loan losses	31,658	24,527	29.07%
Non-interest income
Trust fees	3,714	3,531	5.18%
Service charges on deposit accounts	3,530	3,013	17.16%
Net securities gains	753	661	13.92%
Other income	1,534	1,556	(1.41%)
Total non-interest income	9,531	8,761	8.79%
Non-interest expense
Salaries and employee benefits	13,896	11,195	24.13%
Net occupancy	1,796	1,569	14.47%
Equipment	2,204	1,770	24.52%
Core deposit intangibles	663	287	131.01%
Merger-related expenses (1)	493	8	6,062.50%
Other operating	8,077	6,306	28.08%
Total non-interest expense	27,129	21,135	28.36%
Income before provision for income taxes	14,060	12,153	15.69%
Provision for income taxes	2,980	2,394	24.48%
Net income	$11,080	$9,759	13.54%

Taxable equivalent net interest income	$36,024	$28,670	25.65%

Per common share data
Net income per common share - basic	$0.48	$0.49	(2.04%)
Net income per common share - diluted	$0.48	$0.49	(2.04%)
Dividends declared	$0.26	$0.25	4.00%
Book value (period end)	$18.62	$16.55	12.51%
Tangible book value (period end)	$12.08	$13.63	(11.37%)
Average shares outstanding - basic	22,992,398	19,719,934	16.59%
Average shares outstanding - diluted	23,043,874	19,769,505	16.56%
Period end shares outstanding	22,769,417	19,673,103	15.74%

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western Ohio
Financial Corporation.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 5
(unaudited, dollars in thousands)			% Change		% Change
Balance sheet (period end)	March 31,	March 31,	March 31, 2004 to	December 31,	December 31, 2004
Assets	2005	2004	March 31, 2005	2004	to March 31, 2005
Cash and due from banks	$ 71,138	$ 68,193	4.32%	$ 93,611	(24.01)%
Due from banks interest bearing	3,555	3,835	(7.30)	3,446	3.16
Federal funds sold	-	13,000	(100.00)	-	-
Securities	1,186,642	1,142,074	3.90	1,172,182	1.23
Loans:
Commercial and commercial real estate	1,489,547	1,012,278	47.15	1,308,044	13.88
Residential real estate	1,029,102	575,458	78.83	774,506	32.87
Consumer and home equity	444,586	361,978	22.82	405,985	9.51
Total loans	2,963,235	1,949,714	51.98	2,488,535	19.08
Allowance for loan losses	(32,225)	(26,802)	20.23	(29,486)	9.29
Net loans	2,931,010	1,922,912	52.43	2,459,049	19.19
Premises and equipment, net	62,363	52,623	18.51	56,670	10.05
Goodwill	136,619	49,868	173.96	73,760	85.22
Core deposit intangible, net	12,304	7,646	60.92	10,162	21.08
Other assets	153,982	116,361	32.33	142,519	8.04
Total Assets	$ 4,557,613	$ 3,376,512	34.98%	$ 4,011,399	13.62%

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits	$ 359,871	$ 317,095	13.49%	$ 355,364	1.27%
Interest bearing demand deposits	324,268	292,004	11.05	312,080	3.91
Money market accounts	577,532	570,047	1.31	587,523	(1.70)
Savings deposits	448,659	353,206	27.02	362,581	23.74
Certificates of deposit	1,359,260	928,512	46.39	1,108,386	22.63
Total deposits	3,069,590	2,460,864	24.74	2,725,934	12.61
Federal Home Loan Bank borrowings	711,415	360,386	97.40	599,411	18.69
Other borrowings	225,893	152,077	48.54	200,513	12.66
Junior subordinated debt	87,638	30,936	183.29	72,174	21.43
Other liabilities	39,031	46,626	(16.29)	43,186	(9.62)
Shareholders' equity	424,046	325,623	30.23	370,181	14.55
Total Liabilities and Shareholders' Equity	$ 4,557,613	$ 3,376,512	34.98%	$ 4,011,399	13.62%

Average balance sheet and	For the Three Months Ended
net interest margin analysis	March 31,
	2005			2004
	Average	Annualized	Average	Average	Annualized	Average
Assets	Volume	Interest	Rate	Volume	Interest	Rate
Due from banks - interest bearing	$ 6,736	$ 81	1.20%	$ 3,835	$ 37	0.96%
Loans, net of unearned income	2,959,371	173,764	5.87%	1,927,964	113,267	5.87%
Securities:
Taxable	761,990	29,320	3.85%	786,329	29,139	3.71%
Tax-exempt	410,699	28,837	7.02%	375,284	26,775	7.13%
Total securities	1,172,689	58,157	4.96%	1,161,613	55,914	4.81%
Federal funds sold	3,690	88	2.38%	10,476	96	0.92%
Total earning assets	4,142,486	$ 232,090	5.60%	3,103,888	$ 169,314	5.45%
Other assets	407,192			270,001
Total Assets	$ 4,549,678			$ 3,373,889

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 330,477	$ 1,326	0.40%	$ 293,956	$ 784	0.27%
Money market accounts	588,321	10,796	1.84%	564,266	9,395	1.66%
Savings deposits	437,892	2,255	0.51%	351,748	1,126	0.32%
Certificates of deposit	1,352,283	39,083	2.89%	930,399	26,276	2.82%
Total interest bearing deposits	2,708,973	53,460	1.97%	2,140,369	37,581	1.76%
Federal Home Loan Bank borrowings	719,746	24,102	3.35%	357,757	12,830	3.59%
Other borrowings	221,499	4,867	2.20%	175,957	2,176	1.24%
Junior subordinated debt	74,580	4,295	5.76%	30,936	1,725	5.58%
Total interest bearing liabilities	3,724,798	$ 86,724	2.33%	2,705,019	$ 54,312	2.01%
Non-interest bearing demand deposits	359,619			315,015
Other liabilities	34,179			33,023
Shareholders' equity	431,082			320,832
Total Liabilities and
Shareholders' Equity	$ 4,549,678			$ 3,373,889

Taxable equivalent net interest spread			3.27%			3.45%
Taxable equivalent net interest margin			3.51%			3.71%

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except per share amounts)

	Quarter Ended
	March 31,	Dec.31,	Sept. 30,	June 30,	March 31,
Statement of income	2005	2004	2004	2004	2004
Interest income	$ 54,884	$ 46,727	$ 42,858	$ 40,020	$ 39,831
Interest expense	21,383	17,465	15,585	13,658	13,504
Net interest income	33,501	29,262	27,273	26,362	26,327
Provision for loan losses	1,843	2,269	2,170	1,496	1,800
Net interest income after provision for
loan losses	31,658	26,993	25,103	24,866	24,527
Non-interest income
Trust fees	3,714	3,334	2,981	3,210	3,531
Service charges on deposit accounts	3,530	3,595	3,509	3,233	3,013
Net securities gains	753	733	867	155	661
Other income	1,534	1,755	1,914	1,494	1,556
Total non-interest income	9,531	9,417	9,271	8,092	8,761
Non-interest expense
Salaries and employee benefits	13,896	13,044	11,876	11,278	11,195
Net occupancy	1,796	1,496	1,336	1,362	1,569
Equipment	2,204	2,177	1,897	1,884	1,770
Core deposit intangibles	663	414	382	287	287
Merger-related expenses (1)	493	180	200	8	8
Other operating	8,077	7,807	6,482	6,627	6,306
Total non-interest expense	27,129	25,118	22,173	21,446	21,135
Income before provision for income taxes	14,060	11,292	12,201	11,512	12,153
Provision for income taxes	2,980	2,260	2,173	2,149	2,394
Net income	$ 11,080	$ 9,032	$ 10,028	$ 9,363	$ 9,759

Taxable equivalent net interest income	$ 36,024	$ 31,652	$ 29,642	$ 28,689	$ 28,670

Per common share data
Net income per common share - basic	$ 0.48	$ 0.44	$ 0.50	$ 0.48	$ 0.49
Net income per common share - diluted	$ 0.48	$ 0.43	$ 0.50	$ 0.48	$ 0.49
Dividends declared	$ 0.26	$ 0.25	$ 0.25	$ 0.25	$ 0.25
Book value (period end)	$ 18.62	$ 17.77	$ 17.59	$ 16.22	$ 16.55
Tangible book value (period end)	$ 12.08	$ 13.74	$ 13.49	$ 13.30	$ 13.63
Average shares outstanding - basic	22,992,398	20,795,545	20,206,108	19,665,779	19,719,934
Average shares outstanding - diluted	23,043,874	20,871,212	20,256,465	19,709,958	19,769,505
Period end shares outstanding	22,769,417	20,837,469	20,823,606	19,649,453	19,673,103
Full time equivalent employees (period end)	1,358	1,209	1,229	1,161	1,133

Selected ratios
Return on average assets	0.99%	0.92%	1.10%	1.10%	1.16%
Return on average equity	10.42%	9.79%	11.88%	11.80%	12.23%
Yield on earning assets (2)	5.60%	5.45%	5.37%	5.42%	5.45%
Cost of interest bearing liabilities	2.33%	2.19%	2.12%	2.00%	2.01%
Net interest spread (2)	3.27%	3.26%	3.25%	3.41%	3.45%
Net interest margin (2)	3.51%	3.52%	3.52%	3.67%	3.71%
Efficiency (2)	59.55%	61.16%	56.98%	58.31%	56.46%
Average loans to average deposits	96.44%	89.80%	87.29%	80.72%	78.52%
Trust assets, market value at period end	$ 2,589,631	$ 2,664,795	$ 2,594,226	$ 2,577,985	$ 2,755,289

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western Ohio
Financial Corporation.
(2) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands)
Quarter Ended
March 31,	Dec.31,	Sept. 30,	June 30,	March 31,
Asset quality data	2005	2004	2004	2004	2004
Non-performing assets:
Non-accrual loans	$ 8,476	$ 8,195	$ 7,685	$ 8,639	$ 9,158
Renegotiated loans	-	-	-	646	651
Total non-performing loans	8,476	8,195	7,685	9,285	9,809
Other real estate and repossessed assets	2,497	2,059	1,986	1,708	2,493
Total non-performing loans and assets	$ 10,973	$ 10,254	$ 9,671	$ 10,993	$ 12,302
Loans past due 90 days or more	$ 8,032	$ 7,584	$ 6,262	$ 4,169	$ 5,041

Non-performing assets/total assets	0.24%	0.26%	0.25%	0.31%	0.36%
Non-performing assets/total loans, other real
estate and repossessed assets	0.37%	0.41%	0.40%	0.54%	0.63%
Non-performing loans/total loans	0.29%	0.33%	0.32%	0.46%	0.50%
Non-performing loans and loans past due 90
days or more/total loans	0.56%	0.63%	0.58%	0.66%	0.76%

Allowance for loan losses
Allowance for loan losses	$ 32,225	$ 29,486	$ 29,694	$ 27,267	$ 26,802
Provision for loan losses	$ 1,843	$ 2,269	$ 2,170	$ 1,496	$ 1,800

Net loan charge-offs	1,051	2,478	1,814	1,031	1,233
Annualized net loan charge-offs /average loans	0.14%	0.31%	0.27%	0.31%	0.26%
Allowance for loan losses/total loans	1.09%	1.18%	1.23%	1.34%	1.37%
Allowance for loan losses/non-performing loans	3.80	x	3.60	x	3.86	x	2.94	x	2.73	x
Allowance for loan losses/non-performing loans and
past due 90 days or more	1.95	x	1.87	x	2.13	x	2.03	x	1.80	x

Capital ratios
Tier I leverage capital	8.39%	9.34%	9.98%	10.11%	8.92%
Tier I risk-based capital	12.10%	13.43%	13.61%	15.00%	13.49%
Total risk-based capital	13.15%	14.54%	14.76%	16.21%	14.71%
Shareholders' equity to assets	9.30%	9.23%	9.39%	9.11%	9.64%
Tangible equity to tangible assets (1)	6.52%	7.36%	7.59%	7.79%	7.94%

(1)Tangible equity is defined as shareholders' equity less goodwill and other intangible assets.